Exhibit 99.1

THE WENDY’S COMPANY REPORTS FIRST QUARTER 2020 RESULTS

Dublin, Ohio (May 6, 2020) - The Wendy’s Company (Nasdaq: WEN) today reported unaudited results for the first quarter ended March 29, 2020 and provided an update on the impact of the COVID-19 pandemic on the Company’s business.

Note from President and CEO, Todd Penegor

At Wendy’s, the health, safety and well-being of our teams and customers has always been, and will continue to be, our top priority. We are focused on actions where we can make a positive difference to advance public health goals, safeguard our team members and customers from the spread of COVID-19, maintain essential access to high quality, affordable food, and support our franchisees and employees around the world.

I am very proud of the significant momentum our business generated in 2019 and carried into March of 2020 prior to the negative impact of COVID-19. Our U.S. breakfast launch in early March exceeded our initial expectations and the breakfast daypart continues to perform well in today’s environment, which is encouraging. We believe that we have a breakfast business that is built to last. We have also seen strong growth in our U.S. digital business to approximately 5.5% of sales currently, with the addition of two new delivery partners in the first quarter to meet increasing consumer demand for this offering.

Delivering high quality food at an affordable price is more important than ever and I am humbled by the stories of how our system continues to support our communities. From delivering breakfast and hot meals to our much appreciated first responders and healthcare workers, to modifying procedures to enable truck drivers and others with large vehicles who are unable to access our drive-thru to continue to get their favorite Wendy’s food through temporary curbside procedures, to volunteering personal time to local causes and charitable organizations, I am very proud of how we collectively strive to do the right thing and give something back.

Wendy’s is a people business, and the spirit of our Wendy’s people remains strong during this challenging time. Our restaurants are essential to feeding our communities, and we could not do this without great leadership and support from our dedicated General Managers and restaurant teams who are on the frontlines. We have taken steps to help protect our team members and customers during these uncertain times, including utilizing no-contact and limited-contact ordering options and focusing on social distancing practices at our restaurants. We have invested in training across our system to ensure employee and customer safety in areas such as handwashing and hygiene re-certifications, social distancing, and proper mask utilization. We also instituted an Emergency Paid Sick Leave policy for our Company hourly employees to provide additional support for employees affected by COVID-19 and have implemented Restaurant Recognition Pay in which hourly crew members, shift managers, and assistant General Managers in Company restaurants receive a 10% increase in hourly pay. We recently announced that we are extending both programs through the end of May.

We have worked diligently with our franchisees to ensure that they are set up in the best position possible to navigate through this disruption, both operationally and financially. On the operational front, we have worked to ensure that our teams are receiving the supplies they need, made changes to evolve and simplify our menu, and updated staffing and procedures to continue to run great restaurants through the drive-thru and with delivery during this time. Financially, we have worked to help franchisees preserve cash flow with royalty, advertising, and rent payment deferrals, we have extended our new build and reimaging requirements by a year and we have worked directly with our largest franchise lenders on behalf of our system to move to interest only loans for a period of time.

At the corporate level, we have taken several steps to ensure financial flexibility during this unprecedented time. We have fully drawn our Variable Funding Senior Secured Notes revolving financing facility, suspended all share repurchase activity, reduced our second quarter dividend, and identified approximately $30 million of savings in 2020 within capital expenditures and non-people related general & administrative expenses. As a result of these efforts, our cash balance remains strong at approximately $365 million as of May 3, 2020.

I continue to be amazed and humbled at how well our team is working together during this challenging time. We are getting things done and finding new ways of working which will make us even more nimble and stronger as an organization into the future. Most important, we are supporting our restaurant teams and, our communities the only way we know how, The Wendy’s Way.

I could not be more proud of the work being done by our employees, franchisees and supplier partners across the globe during this difficult time, and I know that we will get through this and will emerge stronger on the other side. I am more confident than ever that we will achieve our long-term vision of becoming the world’s most thriving and beloved restaurant brand.

First Quarter 2020 Summary

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Operational Highlights	First Quarter
	2020	2019
Systemwide Sales Growth(1)
U.S.	1.0%	2.6%
International(2)	1.0%	10.2%
Global	1.0%	3.3%

Same-Restaurant Sales Growth(1)
U.S.	0.0%	1.2%
International(2)	(1.6)%	2.7%
Global	(0.2)%	1.4%

Restaurant Openings
U.S. - Total / Net	27 / 9	25 /1
International - Total / Net	14 / 8	18 /-2
Global - Total / Net	41 / 17	43 /-1

Systemwide Sales (In US$ Millions)(3)
U.S.	$2,341	$2,318
International(2)	$273	$273
Global	$2,614	$2,591

Global Reimaging Completion Percentage (Life-to-date)	60%	51%

(1) Systemwide sales growth and same-restaurant sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.

(2) Excludes Venezuela and Argentina.

(3) Systemwide sales include sales at both Company-operated and franchise restaurants.

Financial Highlights	First Quarter
	2020	2019	B / (W)
(In Millions Except Per Share Amounts)	(Unaudited)
Total Revenues	$405.0	$408.6	(0.9)%
Adjusted Revenues(1)	$326.4	$328.1	(0.5)%
Company-Operated Restaurant Margin	10.1%	15.0%	(4.9)%
General and Administrative Expense	$51.6	$49.3	(4.7)%
Operating Profit	$48.7	$66.3	(26.5)%
Net Income	$14.4	$31.9	(54.9)%
Adjusted EBITDA	$89.3	$101.7	(12.2)%
Reported Diluted Earnings Per Share	$0.06	$0.14	(57.1)%
Adjusted Earnings Per Share	$0.09	$0.14	(35.7)%
Cash Flows from Operations	$(19.4)	$62.0	(131.3)%
Capital Expenditures	$(12.6)	$(11.2)	(12.5)%
Free Cash Flow(2)	$(20.4)	$48.0	(142.5)%

(1) Total revenues less advertising funds revenue.

(2) Cash flows from operations minus capital expenditures and the impact of our advertising funds.

First Quarter Financial Highlights

Revenues

The decrease in revenues was primarily driven by declines in advertising funds revenue and sales at Company-operated restaurants, both as a result of the COVID-19 pandemic.

Adjusted Revenues

The decrease in adjusted revenues was primarily driven by lower sales at Company-operated restaurants as a result of the COVID-19 pandemic.

Company-Operated Restaurant Margin

The decrease in Company-operated restaurant margin was primarily the result of labor rate inflation, higher commodity costs, breakfast training expenses and higher maintenance costs.

General and Administrative Expense

The increase in general and administrative expense was primarily due to higher salaries and benefits, an increase in severance costs, and meeting cancellation expenses due to the COVID-19 pandemic. These costs were partially offset by a lower incentive compensation accrual.

Operating Profit

The decrease in operating profit resulted primarily from a decrease in Company-operated restaurant margin, higher reorganization and realignment costs as a result of the Company’s IT realignment plan, impairment of long-lived assets, and higher general and administrative expense.

Net Income

The decrease in net income resulted primarily from a decrease in operating profit. Net income was also impacted by a higher effective tax rate that was driven by a reduction in projected operating profit in 2020, an unfavorable adjustment related to the prior year utilization of foreign tax credits and a reduction in the net excess tax benefits related to share-based compensation.

Adjusted EBITDA

The decrease in adjusted EBITDA resulted primarily from a decrease in Company-operated restaurant margin and higher general and administrative expense.

Adjusted Earnings Per Share

The decrease in adjusted earnings per share resulted primarily from a decrease in adjusted EBITDA and a higher provision for income taxes.

Free Cash Flow

The decrease in free cash flow resulted from a decrease in net cash provided by operating activities which was driven primarily by the settlement of the financial institutions case, lower net income, a higher incentive compensation payout for the 2019 fiscal period paid in 2020, and the timing of vendor incentive payments. Excluding the $24.7 million payment related to the settlement of the financial institutions case, our free cash flow would have been approximately $4.3 million.

COVID-19 Update

Same-Restaurant Sales (Through the week ended 5/3/2020)

	Two Months ended 3/1/20	Month ended 3/29/20	Week ended 4/5/20	Week ended 4/12/20	Week ended 4/19/20	Week ended 4/26/20	Week ended 5/3/20
U.S.	3.7%	(7.7)%	(25.8)%	(24.9)%	(8.8)%	(8.5)%	(2.1)%
International	5.4%	(17.0)%	(35.7)%	(39.1)%	(24.0)%	(23.6)%	n/a*

Global	3.9%	(8.6)%	(26.7)%	(26.2)%	(10.1)%	(9.9)%	n/a*

*	International sales are on a one-week lag and are therefore not yet available for the week ended 5/3/2020.

Percent of Operating Restaurants (as of 5/3/2020)

	# of Total Restaurants	Percent Operating
U.S.	5,865	99%
International	943	75%

Global	6,808	96%

•	Substantially all restaurants that are open are operating Drive-thru and Delivery only; subject to local restrictions, dining rooms are operating at restaurant discretion.

•	Restaurants that are closed in the U.S. are primarily due to their locations (e.g., unique sites such as malls).

•	Restaurants that are closed Internationally are primarily due to country-wide closure mandates.

Actions the Company is taking to Support its Franchise System

•	Extending payment terms for royalties and national marketing funds, beginning in April by 45 days for a three month period.

•	Abating national marketing fund contributions on breakfast sales for the remainder of 2020.

•

The Company is offering to defer base rent payments on properties owned by Wendy’s and leased to franchisees by 50%, beginning in May for a three month period. The Company has also reached out to landlords on our subleased properties to defer rent payments for a three month period beginning in May and is offering to pass along any deferrals that are obtained to its franchisees.

•	Extending its Image Activation and new restaurant development requirements by one year.

•	Reaching out to its primary franchise lenders, and in most cases, they will be allowing for interest only payments for a period of time.

CARES Act Benefits

The Company plans to defer its share of Social Security payroll taxes as permitted under the CARES Act. The Company has the option to defer these payments through the end of 2020 and repay them in 2021 and 2022. The Company also expects to benefit from technical amendments to the treatment of Qualified Improvement Property (QIP), which address the Qualified Improvement Property deductibility issue for interior upgrades, allowing immediate deductibility.

Emergency Paid Sick Leave Policy for Company Hourly Employees

It is the Company’s policy, consistent with public health and regulatory guidance, that employees should not come to work while sick. As previously announced, in response to this global pandemic, the Company has implemented a new emergency paid sick leave policy that is intended to help support hourly employees, including Company restaurant employees, with up to 14 days paid leave in the event they are unable to work as a result of certain COVID-19 challenges. The Company just announced that it is extending this policy for another month through the end of May.

Restaurant Recognition Pay for our Company Restaurant Teams

On April 1, the Company announced that hourly crew members, shift managers and assistant General Managers in Company restaurants would receive a 10% increase in hourly pay for the month of April. This pay increase has now been extended for an additional month through the end of May. Additionally, the Company will protect part of the monthly bonus through the end of May for Company General Managers and District Managers. The Company is also offering free meals for employees working in Company restaurants, and discounted family meals for employees on their days off.

Cost Savings Measures

The Company evaluated its planned 2020 General and Administrative expenses and capital plan and identified reductions of approximately $10 million and $20 million, respectively, for a total of $30 million in potential savings. The Company believes these cost savings measures will allow for enhanced financial flexibility in 2020 considering the uncertain market conditions arising from the COVID-19 pandemic.

Company Declares Quarterly Dividend

The Company announced today the declaration of its regular quarterly cash dividend. In light of the business disruption and impact from the COVID-19 pandemic, the Company has lowered its dividend for the second quarter to 5 cents per share, payable on June 15, 2020, to shareholders of record as of June 1, 2020. The number of common shares outstanding as of April 29, 2020 was 222.7 million.

Share Repurchases

As previously announced, the Company has suspended all share repurchase activity.

Full Draw Down of Revolving Financing Facility

As previously announced, the Company has increased its cash position by drawing down $120 million under its revolving financing facility of Variable Funding Senior Secured Notes to improve its already strong cash position. Including the draw down, as of May 3, 2020, the Company currently has approximately $365 million in cash on hand. The increased borrowing was taken as a precautionary measure to provide enhanced financial flexibility considering the uncertain market conditions arising from COVID-19.

Additional COVID-19 Information and Updates on the Company’s Square Deal Blog

The information and updates provided in this release related to COVID-19 are made as of the date and time of this release. Additional updates, if any, may be posted to the Company’s Square DealTM blog at www.squaredealblog.com. Given the fluid nature of this situation, information may change quickly, and the Company does not undertake a duty to update this information to reflect changes.

Outlook

As previously announced, due to the current unprecedented global market and economic conditions, the Company withdrew its outlook for the 2020 fiscal year that was issued on February 26, 2020 and its 2021-2024 long-term outlook that was provided at its Investor day in October 2019. The Company intends to provide an updated financial outlook when it can reasonably estimate the impact of the COVID-19 pandemic and changing market conditions.

Conference Call and Webcast Scheduled for 8:30 a.m. Today, May 6

The Company will host a conference call on Wednesday, May 6 at 8:30 a.m. ET, with a simultaneous webcast from the Company’s Investor Relations website at www.irwendys.com. The related presentation materials will also be available on the Company’s Investor Relations website. The live conference call will be available by telephone at (866) 211-4759 for domestic callers and (647) 689-6752 for international callers. An archived webcast and presentation materials will be available on the Company’s Investor Relations website.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including statements regarding the impacts that the novel coronavirus (COVID-19) pandemic may have on our future operations and financial condition. Generally, forward-looking statements include the words “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimate,” “goal,” “upcoming,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements that address future operating, financial or business performance, strategies or initiatives, future efficiencies or savings, anticipated costs or charges, future capitalization, anticipated impacts of recent or pending investments or transactions and statements expressing general views about future results or brand health are forward-looking statements within the meaning of the Reform Act. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by the Company’s forward-looking statements.

Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the following: (1) the disruption to the Company’s business from the novel coronavirus (COVID-19) pandemic and the impact of the pandemic on the Company’s results of operations, financial condition and prospects; (2) the impact of competition, including from outside the quick-service restaurant industry; (3) changes in consumer tastes and preferences and discretionary consumer spending; (4) prevailing conditions and disruptions in the national and global economies, including areas with a high concentration of Wendy’s restaurants; (5) food safety events, including instances of food-borne illness, involving Wendy’s, its supply chain or other food service companies; (6) the success of the Company’s operating, promotional, marketing or new product development initiatives, including risks associated with its entry into the breakfast daypart across the U.S. system; (7) the Company’s ability to achieve its growth strategy through net new restaurant development, including the availability of suitable locations and terms, and the success of its Image Activation program, including the ability of reimaged restaurants to positively affect sales; (8) changes in commodity and other operating costs, including supply, distribution and labor costs; (9) the Company’s ability to attract and retain qualified restaurant personnel; (10) shortages or interruptions in the supply or distribution of food or other products and other risks associated with the Company’s independent supply chain purchasing co-op; (11) consumer concerns regarding the nutritional aspects of the Company’s products; (12) the effects of disease outbreaks, epidemics or pandemics; (13) the effects of negative publicity that can occur from increased use of social media; (14) risks associated with the Company’s international operations, including its ability to achieve its international growth strategy; (15) risks associated with the Company’s digital commerce strategy, platforms and technologies, including its ability to adapt to changes in industry trends and consumer preferences; (16) the Company’s dependence on computer systems and information technology, including risks associated with the failure, interruption or breach of its systems or technology or other cyber incidents or deficiencies; (17) risks associated with the Company’s plan to realign and reinvest resources in its IT organization to accelerate growth; (18) the Company’s ability to effectively manage the acquisition and disposition of restaurants or successfully implement other strategic initiatives; (19) conditions beyond the Company’s control, such as adverse weather conditions, natural disasters, hostilities, social unrest or other catastrophic events; (20) the availability and cost of insurance; (21) the Company’s ability to protect its intellectual property; (22) the continued succession and retention of key personnel and the effectiveness of the Company’s leadership structure; (23) compliance with legal or regulatory requirements, the impact of legal or regulatory proceedings and risks associated with an increased focus on environmental, social and governance issues; (24) risks associated with leasing and owning significant amounts of real estate, including a decline in the value of the Company’s real estate assets or liability for environmental matters; (25) the effects of charges for impairment of goodwill or other long-lived assets; (26) risks associated with the Company’s securitized financing facility and other debt agreements, including its overall debt levels and ability to generate sufficient cash flow to meet increased debt service obligations, compliance with operational and financial covenants and restrictions on the Company’s ability to raise additional capital; (27) the availability, terms and deployment of capital, including the amount and timing of equity and debt repurchases; and (28) other risks and uncertainties cited in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

In addition to the factors described above, there are risks associated with the Company’s predominantly franchised business model that could impact its results, performance and achievements. Such risks include the Company’s ability to identify, attract and retain experienced and qualified franchisees, the business and financial health of franchisees, the ability of franchisees to meet their royalty, advertising, development, reimaging and other commitments, participation by franchisees in brand strategies and the fact that franchisees are independent third parties that own, operate and are responsible for overseeing the operations of their restaurants. The Company’s predominantly franchised business model may also impact the ability of the Wendy’s system to effectively respond and adapt to market changes. Many of these risks have been or in the future may be heightened due to the business disruption and impact from the COVID-19 pandemic.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect the Company.

The Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

There can be no assurance that any additional regular quarterly cash dividends will be declared or paid after the date hereof, or of the amount or timing of such dividends, if any. Future dividend payments, if any, are subject to applicable law, will be made at the discretion of the Board of Directors and will be based on factors such as the Company’s earnings, financial condition and cash requirements and other factors.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales.

The Company uses adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA and systemwide sales are also used by the Company in establishing performance goals for purposes of executive compensation. The Company believes its presentation of adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes disclosure regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation. The Company defines free cash flow as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of our advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company may also make additional adjustments for certain non-recurring or unusual items as detailed in the reconciliation tables that accompany this release. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

Key Business Measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales, systemwide sales and Company-operated restaurant margin, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance.

Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen. Restaurants temporarily closed for more than one fiscal week are excluded from same-restaurant sales.

Franchise restaurant sales are reported by our franchisees and represent their revenues from sales at franchised Wendy’s restaurants. Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements.

However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and profitability.

Same-restaurant sales and systemwide sales exclude sales from Venezuela and Argentina due to the highly inflationary economies of those countries.

The Company calculates same-restaurant sales and systemwide sales growth on a constant currency basis. Constant currency results exclude the impact of foreign currency translation and are derived by translating current year results at prior year average exchange rates. The Company believes excluding the impact of foreign currency translation provides better year over year comparability.

Company-operated restaurant margin is defined as sales from Company-operated restaurants less cost of sales divided by sales from Company-operated restaurants. Cost of sales includes food and paper, restaurant labor and occupancy, advertising and other operating costs.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (Nasdaq: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find every child in the North American foster care system a loving, forever home. Today, Wendy’s and its franchisees employ hundreds of thousands of people across more than 6,800 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising. Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on Twitter and Instagram using @wendys, and on Facebook at www.facebook.com/wendys.

*Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Greg Lemenchick

Senior Director - Investor Relations & Corporate FP&A

(614) 766-3977; greg.lemenchick@wendys.com

Media Contact:

Heidi Schauer

Senior Director - Corporate Communications & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Operations

Three Month Periods Ended March 29, 2020 and March 31, 2019

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	2020	2019
Revenues:
Sales	$166,798	$167,697
Franchise royalty revenue and fees	101,705	101,953
Franchise rental income	57,856	58,452
Advertising funds revenue	78,601	80,481

	404,960	408,583

Costs and expenses:
Cost of sales	149,999	142,579
Franchise support and other costs	8,013	6,018
Franchise rental expense	29,301	32,451
Advertising funds expense	79,988	80,481
General and administrative	51,639	49,313
Depreciation and amortization	31,046	33,185
System optimization gains, net	(323)	(12)
Reorganization and realignment costs	3,910	798
Impairment of long-lived assets	4,587	1,486
Other operating income, net	(1,932)	(3,982)

	356,228	342,317

Operating profit	48,732	66,266
Interest expense, net	(28,525)	(29,082)
Other income, net	1,076	2,700

Income before income taxes	21,283	39,884
Provision for income taxes	(6,842)	(7,990)

Net income	$14,441	$31,894

Basic and diluted net income per share	$.06	$.14

Number of shares used to calculate basic income per share	223,533	230,584

Number of shares used to calculate diluted income per share	228,007	235,894

The Wendy’s Company and Subsidiaries

Condensed Consolidated Balance Sheets

As of March 29, 2020 and December 29, 2019

(In Thousands Except Par Value)

(Unaudited)

	March 29, 2020	December 29, 2019
ASSETS
Current assets:
Cash and cash equivalents	$294,890	$300,195
Restricted cash	53,459	34,539
Accounts and notes receivable, net	80,999	117,461
Inventories	4,558	3,891
Prepaid expenses and other current assets	37,969	15,585
Advertising funds restricted assets	120,008	82,376

Total current assets	591,883	554,047
Properties	949,006	977,000
Finance lease assets	202,718	200,144
Operating lease assets	839,068	857,199
Goodwill	748,640	755,911
Other intangible assets	1,240,425	1,247,212
Investments	42,778	45,949
Net investment in sales-type and direct financing leases	258,816	256,606
Other assets	108,382	100,461

Total assets	$4,981,716	$4,994,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	150,918	22,750
Current portion of finance lease liabilities	9,979	11,005
Current portion of operating lease liabilities	43,670	43,775
Accounts payable	22,537	22,701
Accrued expenses and other current liabilities	80,142	165,272
Advertising funds restricted liabilities	123,513	84,195

Total current liabilities	430,759	349,698
Long-term debt	2,244,930	2,257,561
Long-term finance lease liabilities	488,039	480,847
Long-term operating lease liabilities	881,005	897,737
Deferred income taxes	270,019	270,759
Deferred franchise fees	90,628	91,790
Other liabilities	125,261	129,778

Total liabilities	4,530,641	4,478,170
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 222,571 and 224,889 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,889,836	2,874,001
Retained earnings	173,366	185,725
Common stock held in treasury, at cost; 247,853 and 245,535 shares, respectively	(2,592,834)	(2,536,581)
Accumulated other comprehensive loss	(66,335)	(53,828)

Total stockholders’ equity	451,075	516,359

Total liabilities and stockholders’ equity	$4,981,716	$4,994,529

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Three Month Periods Ended March 29, 2020 and March 31, 2019

(In Thousands)

(Unaudited)

	Three Months Ended
	2020	2019
Cash flows from operating activities:
Net income	$14,441	$31,894
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	31,046	33,185
Share-based compensation	4,539	5,022
Impairment of long-lived assets	4,587	1,486
Deferred income tax	748	842
Non-cash rental expense, net	6,218	7,818
Change in operating lease liabilities	(10,611)	(10,496)
Net (recognition) receipt of deferred vendor incentives	(2,305)	8,033
System optimization gains, net	(323)	(12)
Distributions received from joint ventures, net of equity in earnings	180	415
Long-term debt-related activities, net	1,556	1,823
Changes in operating assets and liabilities and other, net	(69,445)	(17,989)

Net cash (used in) provided by operating activities	(19,369)	62,021

Cash flows from investing activities:
Capital expenditures	(12,629)	(11,215)
Acquisitions	—	(5,052)
Dispositions	195	—
Proceeds from sale of investments	—	130
Notes receivable, net	313	248

Net cash used in investing activities	(12,121)	(15,889)

Cash flows from financing activities:
Proceeds from long-term debt	153,315	—
Repayments of long-term debt	(14,334)	(5,813)
Repayments of finance lease liabilities	(1,967)	(1,881)
Repurchases of common stock	(45,137)	(30,929)
Dividends	(26,793)	(23,069)
Proceeds from stock option exercises	1,722	5,196
Payments related to tax withholding for share-based compensation	(3,402)	(6,055)

Net cash provided by (used in) financing activities	63,404	(62,551)

Net cash provided by (used in) operations before effect of exchange rate changes on cash	31,914	(16,419)
Effect of exchange rate changes on cash	(5,086)	1,884

Net increase (decrease) in cash, cash equivalents and restricted cash	26,828	(14,535)
Cash, cash equivalents and restricted cash at beginning of period	358,707	486,512

Cash, cash equivalents and restricted cash at end of period	$385,535	$471,977

Supplemental non-cash investing and financing activities:
Capital expenditures included in accounts payable	$9,579	$5,125
Finance leases	9,274	13,810

	March 29, 2020	December 29, 2019
Reconciliation of cash, cash equivalents and restricted cash at end of period:
Cash and cash equivalents	$294,890	$300,195
Restricted cash	53,459	34,539
Restricted cash, included in Advertising funds restricted assets	37,186	23,973

Total cash, cash equivalents and restricted cash	$385,535	$358,707

The Wendy’s Company and Subsidiaries

Reconciliations of Net Income to Adjusted EBITDA and Revenues to Adjusted Revenues

Three Month Periods Ended March 29, 2020 and March 31, 2019

(In Thousands)

(Unaudited)

	Three Months Ended
	2020	2019
Net income	$14,441	$31,894
Provision for income taxes	6,842	7,990

Income before income taxes	21,283	39,884
Other income, net	(1,076)	(2,700)
Interest expense, net	28,525	29,082

Operating profit	48,732	66,266
Plus (less):
Advertising funds revenue	(78,601)	(80,481)
Advertising funds expense	79,988	80,481
Depreciation and amortization	31,046	33,185
System optimization gains, net	(323)	(12)
Reorganization and realignment costs	3,910	798
Impairment of long-lived assets	4,587	1,486

Adjusted EBITDA	$89,339	$101,723

Revenues	$404,960	$408,583
Less:
Advertising funds revenue	(78,601)	(80,481)

Adjusted revenues	$326,359	$328,102

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income and Diluted Earnings Per Share to

Adjusted Income and Adjusted Earnings Per Share

Three Month Periods Ended March 29, 2020 and March 31, 2019

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	2020	2019
Net income	$14,441	$31,894

Plus (less):
Advertising funds revenue	(78,601)	(80,481)
Advertising funds expense	79,988	80,481
System optimization gains, net	(323)	(12)
Reorganization and realignment costs	3,910	798
Impairment of long-lived assets	4,587	1,486

Total adjustments	9,561	2,272
Income tax impact on adjustments (a)	(3,430)	(819)

Total adjustments, net of income taxes	6,131	1,453

Adjusted income	$20,572	$33,347

Diluted earnings per share	$.06	$.14
Total adjustments per share, net of income taxes	.03	.00

Adjusted earnings per share	$.09	$.14

(a)

The benefit from income taxes on “System optimization gains, net” was $1,246 and $240 for the three months ended March 29, 2020 and March 31, 2019, respectively. The benefit from income taxes on all other adjustments (excluding the advertising funds adjustments) was calculated using an effective tax rate of 25.70% and 25.38% for the three months ended March 29, 2020 and March 31, 2019, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Three Month Periods Ended March 29, 2020 and March 31, 2019

(In Thousands)

(Unaudited)

	Three Months Ended
	2020	2019
Net cash (used in) provided by operating activities	$(19,369)	$62,021
Less:
Capital expenditures	(12,629)	(11,215)
Advertising funds impact (a)	11,605	(2,842)

Free cash flow	$(20,393)	$47,964

(a)

Represents the net change in the restricted operating assets and liabilities of our advertising funds, which is included in “Changes in operating assets and liabilities and other, net,” and the excess of advertising funds expense over advertising funds revenue, which is included in “Net income.”